Exhibit 2.2b




                                   AMENDMENT


     AMENDMENT dated December 23, 1996 ("Amendment") to the Agreement (the "November Agreement") dated November 21, 1996 by and among VIMRx Pharmaceuticals Inc., a Delaware corporation ("VIMRx" or the "Company"), The Aries Fund, A Cayman Island Trust ("Aries I") and The Aries Domestic Fund, L.P. , a Delaware limited partnership ("Aries II" and, together with Aries I, "The Aries Funds").

                                 R E C I T A L S

     WHEREAS, the parties have entered into the November Agreement and are desirous of effecting an amendment thereto.

     NOW, THEREFORE, VIMRx and The Aries Funds hereby agree as follows:

               1. Section 1.1 of the November Agreement is hereby amended to read in full as follows:

               1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants herein contained, on the date of closing specified in
          Section 7.1 (the "Closing Date"), The Aries Funds hereby agree to assign, transfer and deliver the Innovir Shares to VIMRx or its designee and, in exchange therefor, VIMRx hereby agrees to issue and deliver to The Aries Funds, pro rata to their ownership of the Innovir Shares to be delivered, 3,000,000 shares of VIMRx's Common Stock (the "VIMRx Shares"), and $3,000,000 by wire transfer to the account(s) designated by the Aries Funds."

               2. Section 1.2 of the November Agreement is hereby deleted in its entirety.

               3. Subsections (a) and (b) of Section 7.2 are hereby amended to read as follows:

               "(a) Stock certificates for the VIMRx Shares registered in the names of The Aries Funds.

               (b) A registration rights agreement providing for (i) VIMRx's preparation, filing and processing to effectiveness of a Registration Statement on Form S-3 for the public sale of the VIMRx Shares, which registration statement shall be filed within 45 days of the Closing Date, and (ii) cross-indemnification rights with respect thereto."

               4. Except as and to the extent amended hereby the November Agreement shall remain in full force and effect.

               5.  This  Amendment   shall  be  governed  by  and  construed  in
          accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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               6. This  Amendment  may be executed in two or more  counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                                THE ARIES FUND, A CAYMAN ISLAND TRUST

                                By:  its Investment Manager,
                                     PARAMOUNT CAPITAL ASSET   MANAGEMENT, INC.




                        By:  /s/ Lindsay A. Rosenwald, M.D.
                                 Lindsay A. Rosenwald, M.D., President


                                THE ARIES DOMESTIC FUND, L.P.

                                By:  its General Partner,
                                     PARAMOUNT CAPITAL ASSET
                                     MANAGEMENT, INC.




                        By:  /s/ Lindsay A. Rosenwald, M.D.
                                 Lindsay A. Rosenwald, M.D., President


                                VIMRx PHARMACEUTICALS INC.




                           By:  /s/ Francis M. O'Connell
                                    Francis M. O'Connell
                                    Chief Financial Officer



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